Exhibit 99.1

Revlon Reports Fourth Quarter and Full Year 2018 Results

Operating Income Growth Continued in the Fourth Quarter

Strong Growth in Key Sectors Including E-Commerce, Elizabeth Arden, China and Travel Retail

NEW YORK--(BUSINESS WIRE)--March 18, 2019--Revlon, Inc. (NYSE:REV) today announced its unaudited1 fourth quarter and full year 2018 financial results. As disclosed in a Form 12b-25 that the Company filed with the SEC today, the Company requires additional time to finalize management’s assessment and the audit of the effectiveness of internal control over financial reporting as of December 31, 2018. The Company expects to disclose in its 2018 Form 10-K that it identified a material weakness in its internal control over financial reporting as of year-end 2018, primarily related to the lack of design and maintenance of effective controls in connection with the previously-disclosed implementation of its enterprise resource planning system in the U.S. The Company will file its 2018 Form 10-K by no later than March 29, 2019, within the 15 calendar-day extension afforded by Rule 12b-25. The Company expects that these matters will not result in any changes to its financial results.

Quarter ended December 31, 2018 summary developments:2

  As Reported net sales were $741.6 million in the fourth quarter of 2018, compared to $786.6 million during the prior-year period, a decrease of 5.7% versus the prior-year period. On a constant currency basis, net sales declined $28.9 million or 3.7% versus the prior-year period. The net sales decrease was driven by several one-time items including lower net sales in the Revlon segment due in part to the shift in timing of customer resets from the fourth quarter of 2018 into late first quarter of 2019 and lower net sales in the Fragrances segment driven by several expired brand licenses in 2018. The net sales decline was partially offset by strong double digit growth in the Elizabeth Arden segment, particularly within e-commerce, Travel Retail and strong results in China.
  As Reported operating income increased 65.1% to $32.2 million in the fourth quarter of 2018, which included the impact of non-cash pre-tax items totaling $37.1 million, consisting of an $18.0 million goodwill impairment charge related to the Mass Portfolio reporting unit and $19.1 million of accelerated amortization related to Pure Ice brand intangible assets. The higher As Reported operating income was driven by lower selling, general and administrative expenses, mainly attributed to lower overhead costs and lower brand support in the Portfolio, Fragrances, and Elizabeth Arden segments due primarily to the re-phasing of marketing initiatives, as well as lower acquisition and integration costs in the fourth quarter of 2018.
  As Reported net loss was $70.3 million in the fourth quarter of 2018, representing an 8.6% improvement over the prior-year period. The lower net loss was driven by the higher operating income described above, partially offset by higher interest expense. As Reported net loss included the impact of non-cash after-tax items totaling $81.5 million, consisting of a $49.0 million non-cash increase in tax valuation allowances and the previously noted impairment and accelerated amortization items.
  Adjusted EBITDA(a) of $124.6 million in the fourth quarter of 2018 improved 12.8% compared to the prior-year period, primarily driven by the factors described above.

"We are very pleased with our continued momentum during the fourth quarter of 2018 as we successfully execute on our core strategies and business transformation. I am particularly encouraged by strong growth in some of the key areas that we have intensely focused on such as e-commerce, Elizabeth Arden skincare, China and Travel Retail. Our digital strategy continues to pay off as we once again achieved double-digit e-commerce growth, due in part to strong performance from major consumer events including Singles Day in China and Black Friday in North America. As a result of improved operational performance, we achieved strong Adjusted EBITDA growth during the second half of 2018, and together with the recently-announced 2018 Optimization Program, I believe we are well positioned for long-term success," said Debra Perelman, President and CEO of Revlon.

1 See "Notices to Investors - Unaudited Results" below in the footnotes to this release.

2 The results discussed include the following measures: U.S. GAAP (“As Reported”); and non-GAAP (“Adjusted”), which excludes certain Non-Operating Items and EBITDA Exclusions (as defined in Footnote (a)) from As Reported results. See footnote (a) for further discussion of the Company’s Adjusted measures. Reconciliations of As Reported results to Adjusted results are provided as an attachment to this release. In addition, where indicated, the Company analyzes and presents its results excluding the impact of foreign currency translation (“XFX”). Unless otherwise noted, the discussion is presented on an As Reported basis.

Fourth Quarter 2018 Results

Total Company Results

In calculating Adjusted results, adjustments were made for the Non-Operating Items, and the EBITDA Exclusions in the case of Adjusted EBITDA, in each case as described in footnote (a).

(USD millions, except per share data)	Three Months Ended December 31, (Unaudited)
	2018		2017		As Reported	Adjusted (*)
	As Reported	Adjusted (*)	As Reported	Adjusted (*)	% Change	% Change

Net Sales	$741.6	$743.0	$786.6	$786.6	(5.7)%	(5.5)%
Gross Profit	431.8	435.8	458.7	459.1	(5.9)%	(5.1)%
Gross Margin	58.2%	58.7%	58.3%	58.4%	-10bps	30bps
Operating Income	$32.2	$64.4	$19.5	$65.5	65.1%	(1.7)%
Adjusted EBITDA		124.6		110.5		12.8%
Net Loss	(70.3)	(45.7)	(76.9)	(45.2)	8.6%	(1.1)%
Diluted Loss per Common Share	$(1.33)	$(0.86)	$(1.46)	$(0.86)	8.9%	—%
(*) Refer to footnote (a) to this Earnings Release for a discussion and reconciliation of our non-GAAP measures, including Adjusted Net Sales, Adjusted Gross Profit, Adjusted Gross Profit Margin, Adjusted Operating Income, Adjusted EBITDA, Adjusted Net Income (Loss) and Adjusted Diluted Loss per Common Share.

Segment Results

Effective January 1, 2018, the Company began reporting its results under four new reporting segments: Revlon; Elizabeth Arden; Portfolio brands; and Fragrances, as it began to operate under a new brand-centric organizational structure built around four global brand teams. These four reporting segments are:

Revlon - The Revlon segment is comprised of the Company's flagship Revlon brands. Revlon segment products are primarily marketed, distributed and sold in the mass retail channel, large volume retailers, chain drug and food stores, chemist shops, hypermarkets, general merchandise stores, e-commerce sites, television shopping, department stores, professional hair and nail salons, one-stop shopping beauty retailers and specialty cosmetic stores in the U.S. and internationally under brands such as Revlon in color cosmetics; Revlon ColorSilk and Revlon Professional in hair color; and Revlon in beauty tools.

Elizabeth Arden - The Elizabeth Arden segment is comprised of the Company's Elizabeth Arden branded products. The Elizabeth Arden segment markets, distributes and sells fragrances, skin care and color cosmetics primarily to prestige retailers, department and specialty stores, perfumeries, boutiques, e-commerce sites, the mass retail channel, travel retailers and distributors, as well as direct sales to consumers via its Elizabeth Arden branded retail stores and elizabetharden.com e-commerce website, in the U.S. and internationally, under brands such as Elizabeth Arden Ceramide, Prevage, Eight Hour, SUPERSTART, Visible Difference and Skin Illuminating in the Elizabeth Arden skin care brands; and Elizabeth Arden White Tea, Elizabeth Arden Red Door, Elizabeth Arden 5th Avenue and Elizabeth Arden Green Tea in Elizabeth Arden fragrances.

Portfolio - The Company’s Portfolio segment markets, distributes and sells a comprehensive line of premium, specialty and mass products primarily to the mass retail channel, hair and nail salons and professional salon distributors in the U.S. and internationally and large volume retailers, specialty and department stores under brands such as Almay and SinfulColors in color cosmetics; American Crew in men’s grooming products (which are also sold direct-to-consumer on its americancrew.com website); CND in nail polishes, gel nail color and nail enhancements; Mitchum in anti-perspirant deodorants; Cutex nail care products; and Pure Ice in nail polishes. The Portfolio segment also includes a multi-cultural hair care line consisting of Creme of Nature hair care products, which are sold in both professional salons and in large volume retailers and other retailers, primarily in the U.S.; and a body care line under the Natural Honey brand and a hair color line under the Llongueras brand (licensed from a third party) that are both sold in the mass retail channel, large volume retailers and other retailers, primarily in Spain.

Fragrances - The Fragrances segment includes the development, marketing and distribution of certain owned and licensed fragrances, as well as the distribution of prestige fragrance brands owned by third parties. These products are typically sold to retailers in the U.S. and internationally, including prestige retailers, specialty stores, e-commerce sites, the mass retail channel, travel retailers and other international retailers. The owned and licensed fragrances include brands such as Juicy Couture (which are also sold direct-to-consumer on its juicycouturebeauty.com website), Britney Spears, Elizabeth Taylor, Curve, John Varvatos, Christina Aguilera, Giorgio Beverly Hills, Ed Hardy, Charlie, Lucky Brand, Paul Sebastian, Alfred Sung, Jennifer Aniston, Mariah Carey, Halston, Geoffrey Beene, La Perla, White Shoulders, AllSaints and Wildfox.

Effective January 1, 2018, segment profit includes the allocation of corporate expenses, as these expenses are included in segment operating performance. Segment profit has been adjusted for the prior-year period to conform to this methodology.

(USD millions)	Three Months Ended December 31, (Unaudited)
	Net Sales
	As Reported		As Reported
	2018	2017	% Change	XFX % Change

Revlon	$261.4	$301.5	(13.3)%	(11.2)%
Elizabeth Arden	156.3	132.2	18.2%	21.1%
Portfolio	144.1	154.6	(6.8)%	(4.0)%
Fragrances	179.8	198.3	(9.3)%	(8.5)%
Total	$741.6	$786.6	(5.7)%	(3.7)%

	Three Months Ended December 31, (Unaudited)
	Segment Profit
	As Reported		As Reported
	2018	2017	% Change	XFX % Change

Revlon	$54.0	$82.0	(34.1)%	(32.1)%
Elizabeth Arden	22.1	4.6	380.4%	402.2%
Portfolio	13.7	0.4	N.M.	N.M.
Fragrances	34.8	23.5	48.1%	48.5%
Total	$124.6	$110.5	12.8%	15.9%

Revlon Segment

Revlon segment net sales in the fourth quarter of 2018 were $261.4 million, a 13.3% (or 11.2% XFX) decrease compared to the prior-year period, driven by lower net sales of Revlon color cosmetics due in part to declines in the North America mass color cosmetics category and a shift in timing of customer resets from the fourth quarter of 2018 into late first quarter of 2019, partially offset by higher net sales in Revlon-branded professional and haircare product lines. The resets are now complete in the U.S.

Revlon segment profit in the fourth quarter of 2018 was $54.0 million, compared to $82.0 million in the prior-year period, primarily driven by the segment's net sales decline and increased investment in brand support.

Elizabeth Arden Segment

Elizabeth Arden segment net sales in the fourth quarter of 2018 were $156.3 million, a 18.2% (or 21.1% XFX) increase compared to the prior-year period, primarily driven by the segment's higher net sales of Elizabeth Arden skin care products, including Ceramide and Prevage, primarily internationally.

Elizabeth Arden segment profit in the fourth quarter of 2018 was $22.1 million, compared to $4.6 million in the prior-year period, primarily due to the segment's higher net sales and lower brand support expenses.

Portfolio Segment

Portfolio segment net sales of $144.1 million in the fourth quarter of 2018 decreased by 6.8% (or 4.0% XFX) compared to the prior-year period, primarily driven by the segment's lower net sales of local and regional brands as well as CND gel nail color, partially offset by higher net sales of Almay color cosmetics, American Crew men's grooming products and Mitchum anti-perspirant deodorants.

Portfolio segment profit in the fourth quarter of 2018 was $13.7 million, compared to $0.4 million in the prior-year period, primarily as a result of lower brand support expenses, partially offset by the segment's lower net sales.

Fragrances Segment

Fragrances segment net sales of $179.8 million in the fourth quarter of 2018 decreased by 9.3% (or 8.5% XFX) compared to the prior-year period, driven primarily by several expired brand licenses in 2018 and lower net sales of other licensed fragrances due to weakness in the mass retail channel, partially offset by new product launches.

As a result of the Fragrances segment's realization of cost reductions principally associated with insourcing production capabilities and lower brand support expenses, segment profit increased by 48.1% (or 48.5% XFX) in the fourth quarter of 2018 compared to the prior-year period, despite the lower net sales.

Geographic Net Sales

Overall, As Reported net sales decreased by 5.7%, as detailed below by segment for the Company's North America and International Regions.

(USD millions)	Three Months Ended December 31, (Unaudited)
	2018 As Reported	2017 As Reported	As Reported % Change	As Reported XFX % Change
Net Sales:
Revlon
North America	$134.1	$169.8	(21.0)%	(20.8)%
International	127.3	131.7	(3.3)%	1.2%
Elizabeth Arden
North America	$39.4	$36.9	6.8%	7.6%
International	116.9	95.3	22.7%	26.3%
Portfolio
North America	$85.6	$89.5	(4.4)%	(4.4)%
International	58.5	65.1	(10.1)%	(3.8)%
Fragrances
North America	$129.0	$134.7	(4.2)%	(4.1)%
International	50.8	63.6	(20.1)%	(17.9)%
Total Net Sales [1]	$741.6	$786.6	(5.7)%	(3.8)%

Total Net Sales Summary
North America	$388.1	$430.9	(9.9)%	(9.8)%
International	353.5	355.7	(0.6)%	3.6%
[1] As Reported net sales in North America includes the impact of $1.4 million of costs incurred in the fourth quarter of 2018 related to the service level disruptions at the Company's Oxford, N.C. manufacturing facility.

Revlon Segment

In North America, Revlon segment net sales of $134.1 million in the fourth quarter of 2018 decreased by 21.0% (or 20.8% XFX) compared to the prior-year period, largely driven by declines in the U.S. mass channel due to overall weak U.S. mass category performance, the shift in timing of customer resets from the fourth quarter of 2018 into late first quarter of 2019 and the timing of innovation pipeline that benefited the 2017 period.

In International, Revlon segment net sales of $127.3 million in the fourth quarter of 2018 decreased by 3.3% (or increased 1.2% XFX) compared to the prior-year period, driven by declines in Revlon color cosmetics and the timing of innovation pipeline that benefited the 2017 period.

Elizabeth Arden Segment

In North America, Elizabeth Arden segment net sales were $39.4 million in the fourth quarter of 2018, an increase of 6.8% (or 7.6% XFX) compared to the prior-year period, primarily due to higher net sales of skin care products, partially offset by decreased net sales resulting from retail store closures.

In International, Elizabeth Arden segment net sales of $116.9 million in the fourth quarter of 2018 increased by 22.7% (or 26.3% XFX) compared to the prior-year period, primarily driven by higher net sales of skin care products within the Company's Travel Retail business and Asia region, particularly in China.

Portfolio Segment

In North America, Portfolio segment net sales of $85.6 million in the fourth quarter of 2018 decreased by 4.4% compared to the prior-year period, primarily driven by overall U.S. mass category softness, partially offset by higher net sales of American Crew men's grooming products.

In International, Portfolio segment net sales of $58.5 million in the fourth quarter of 2018 decreased by 10.1% (or 3.8% XFX) compared to the prior-year period, driven by lower net sales of local and regional brands and CND gel nail color, partially offset by growth in Mitchum anti-perspirant deodorants and American Crew men's grooming products.

Fragrances Segment

In North America, Fragrances segment net sales of $129.0 million in the fourth quarter of 2018 decreased by 4.2% (or 4.1% XFX) compared to the prior-year period, primarily driven by several expired brand licenses, as well as lower net sales due to the segment's weakness in the mass retail channel and retail store closures in the prestige channel.

In International, Fragrances segment net sales of $50.8 million in the fourth quarter of 2018 decreased by 20.1% (or 17.9% XFX) compared to the prior-year period, primarily due to several expired brand licenses, partially offset by new product launches.

Cash Flow for the Full Year Period

Net cash used in operating activities in 2018 was $170.8 million, compared to $139.3 million in 2017. Free cash flow(a) used in 2018 was $228.0 million, compared to $247.6 million used in 2017. The decline in free cash flow usage was driven by lower capital expenditures, partially offset by increased use of cash in operating activities primarily attributed to lower net sales and direct costs associated with remediating the SAP disruption at the Company's Oxford, N.C. manufacturing facility as compared to the prior-year period.

Liquidity Update

As of December 31, 2018, the Company had approximately $160.3 million of available liquidity, consisting of $87.3 million of unrestricted cash and cash equivalents, as well as $96.4 million in available borrowing capacity under the Revolving Credit Facility (which had $335.0 million drawn as of such date), less float of $23.4 million.

As of February 28, 2019, the Company had approximately $118 million of available liquidity, consisting of $75 million of unrestricted cash and cash equivalents, as well as approximately $50 million in available borrowing capacity under the Revolving Credit Facility, less float of $7 million.

As previously reported in a Form 8-K filed with the SEC, on March 6, 2019 the Company extended the maturity of its $41.5 million “first in, last out” Tranche B under its Revolving Credit Facility through April 17, 2020.

Full Year 2018 Results

  As Reported net sales were $2,564.5 million in 2018 compared to $2,693.7 million in 2017, a 4.8% decrease due to declines in the Revlon, Fragrances and Portfolio segments, driven in part by approximately $64 million in net sales reductions associated with service level disruptions at the Company's Oxford, N.C. manufacturing facility related to the Company's February 2018 implementation of a new SAP enterprise resource planning system, partially offset by strong growth in the Elizabeth Arden segment.
  As Reported operating loss was $85.2 million in 2018 compared to an operating loss of $23.8 million in 2017, driven primarily by lower net sales, costs associated with remediating the SAP disruption at the Company's Oxford, N.C. manufacturing facility and a $20.1 million loss, primarily non-cash, related to reacquiring certain iconic Elizabeth Arden trademark rights, partially offset by lower integration and restructuring expenses, as well as lower selling, general and administrative expenses.
  As Reported net loss was $294.2 million in 2018 compared to a net loss of $183.2 million in 2017, with the higher net loss driven by the higher operating loss described above and higher interest expense, partially offset by a lower tax provision due to the impact of the U.S. Tax Act.
  Adjusted EBITDA(a) was $237.9 million in 2018 compared to $257.3 million in 2017, primarily driven by the factors described above including the impact of the SAP disruption at the Company's Oxford, N.C. manufacturing facility.

(USD millions, except per share data)	Year Ended December 31, (Unaudited)
	2018		2017		As Reported	Adjusted (*)
	As Reported	Adjusted (*)	As Reported	Adjusted (*)	% Change	% Change

Net Sales	$2,564.5	$2,576.0	$2,693.7	$2,693.7	(4.8)%	(4.4)%
Gross Profit	1,447.5	1,501.5	1,541.4	1,559.8	(6.1)%	(3.7)%
Gross Margin	56.4%	58.3%	57.2%	57.9%	-80bps	40bps
Operating (Loss) Income	$(85.2)	$43.5	$(23.8)	$94.7	258.0%	(54.1)%
Adjusted EBITDA		237.9		257.3		(7.5)%
Net Loss	(294.2)	(194.9)	(183.2)	(101.4)	(60.6)%	(92.2)%
Diluted Loss per Common Share	$(5.57)	$(3.69)	$(3.48)	$(1.93)	(60.1)%	(91.2)%
(*) Refer to footnote (a) to this Earnings Release for a discussion and reconciliation of the Company's non-GAAP measures, including Adjusted Net Sales, Adjusted Gross Profit, Adjusted Gross Profit Margin, Adjusted Operating Income (Loss), Adjusted EBITDA, Adjusted Net Income (Loss) and Adjusted Diluted Loss per Common Share.

(USD millions)	Year Ended December 31, (Unaudited)
	2018 As Reported	2017 As Reported	As Reported % Change	As Reported XFX % Change

Total Net Sales Summary
North America	$1,354.2	$1,433.3	(5.5)%	(5.5)%
International	1,210.3	1,260.4	(4.0)%	(4.1)%
Total Net Sales	2,564.5	2,693.7	(4.8)%	(4.8)%

2018 Results Conference Call

The Company will host a conference call with members of the investment community today, March 18, 2019, at 5:00 P.M. EDT to discuss its fourth quarter 2018 financial results. Access to the call is available to the public at www.revloninc.com.

Footnotes to Press Release

(a) Non-GAAP Financial Measures: EBITDA; Adjusted EBITDA; Adjusted net sales; Adjusted operating loss/income; Adjusted net income/loss; Adjusted gross profit; Adjusted gross profit margin; Adjusted diluted loss per common share and free cash flow (together, the “Non-GAAP Measures”) are non-GAAP financial measures. See the reconciliations of such Non-GAAP Measures to their most directly comparable GAAP measures in the accompanying financial tables, to the extent not otherwise directly reconciled in the Company’s financial results.

The Company defines EBITDA as income from continuing operations before interest, taxes, depreciation, amortization, gains/losses on foreign currency fluctuations, gains/losses on the early extinguishment of debt and miscellaneous expenses (the foregoing being the “EBITDA Exclusions”). The Company presents Adjusted EBITDA to exclude the EBITDA Exclusions, as well as the impact of non-cash stock compensation expense and certain other non-operating items that are not directly attributable to the Company's underlying operating performance (the “Non-Operating Items”). The following table identifies the Non-Operating Items excluded in the presentation of Adjusted EBITDA for all periods:

(USD millions)
Income / (Loss) Adjustments to EBITDA	Q4 2018	Q4 2017
	(Unaudited)
Non-Operating Items:
Non-cash stock compensation expense	$2.4	$0.9
Restructuring and related charges	8.3	22.2
Acquisition and integration costs	1.9	12.7
Oxford SAP disruption-related charges	4.0	—
Impairment charge	18.0	10.8
Elizabeth Arden 2016 Business Transformation program	—	0.3

(USD millions)
Income / (Loss) Adjustments to EBITDA	YTD 2018	YTD 2017
	(Unaudited)
Non-Operating Items:
Non-cash stock compensation expense	$17.2	$6.8
Restructuring and related charges	23.1	34.5
Acquisition and integration costs	13.9	52.9
Oxford SAP disruption-related charges	53.6	—
Loss on disposal of minority investment	20.1	—
Elizabeth Arden inventory purchase accounting adjustment, cost of sales	—	17.2
Impairment charge	18.0	10.8
Deferred compensation	—	2.0
Elizabeth Arden 2016 Business Transformation program	—	1.1

Adjusted net loss and adjusted diluted loss per common share exclude the after-tax impact of the Non-Operating Items from As Reported net loss.

The Company excludes the EBITDA Exclusions and Non-Operating Items, as applicable, in calculating the Non-GAAP Measures because the Company's management believes that some of these items may not occur in certain periods, the amounts recognized can vary significantly from period to period and/or these items do not facilitate an understanding of the Company's underlying operating performance.

Free cash flow is defined as net cash provided by operating activities, less capital expenditures for property, plant and equipment. Free cash flow excludes proceeds on sale of discontinued operations. Free cash flow does not represent the residual cash flow available for discretionary expenditures, as it excludes certain expenditures such as mandatory debt service requirements, which for the Company are significant.

The Company's management uses the Non-GAAP Measures as operating performance measures, and in the case of free cash flow, as a liquidity measure (in conjunction with GAAP financial measures), as an integral part of its reporting and planning processes and to, among other things: (i) monitor and evaluate the performance of the Company's business operations, financial performance and overall liquidity; (ii) facilitate management's internal comparisons of the Company's historical operating performance of its business operations; (iii) facilitate management's external comparisons of the results of its overall business to the historical operating performance of other companies that may have different capital structures and debt levels; (iv) review and assess the operating performance of the Company's management team and, together with other operational objectives, as a measure in evaluating employee compensation, including bonuses and other incentive compensation; (v) analyze and evaluate financial and strategic planning decisions regarding future operating investments; and (vi) plan for and prepare future annual operating budgets and determine appropriate levels of operating investments.

Management believes that the Non-GAAP Measures are useful to investors to provide them with disclosures of the Company's operating results on the same basis as that used by management. Management believes that the Non-GAAP Measures provide useful information to investors about the performance of the Company's overall business because such measures eliminate the effects of certain charges that are not directly attributable to the Company's underlying operating performance. Additionally, management believes that providing the Non-GAAP Measures enhances the comparability for investors in assessing the Company’s financial reporting. Management believes that free cash flow is useful for investors because it provides them with an important perspective on the cash available for debt service and other strategic measures, after making necessary capital investments in property and equipment to support the Company's ongoing business operations, and provides them with the same measures that management uses as the basis for making resource allocation decisions.

Accordingly, the Company believes that the presentation of the Non-GAAP Measures, when used in conjunction with GAAP financial measures, are useful financial analytical measures that are used by management, as described above, and therefore can assist investors in assessing the Company's financial condition, operating performance and underlying strength. The Non-GAAP Measures should not be considered in isolation or as a substitute for their respective most directly comparable As Reported financial measures prepared in accordance with GAAP, such as net income/loss, operating income/loss, diluted earnings/loss per share or net cash provided by (used in) operating activities. Other companies may define such non-GAAP measures differently. Also, while EBITDA and Adjusted EBITDA, as used in this release, are defined differently than Adjusted EBITDA for the Company's credit agreements and indentures, certain financial covenants in its borrowing arrangements are tied to similar financial measures. These non-GAAP financial measures should be read in conjunction with the Company's financial statements and related footnotes filed with the SEC.

(b) Segment profit is defined as income from continuing operations for each of the Company's Revlon, Elizabeth Arden, Portfolio and Fragrances segments, excluding the EBITDA Exclusions. Segment profit also excludes the impact of certain items that are not directly attributable to the segments' underlying operating performance, including the impact of the Non-Operating Items noted above in footnote (a). The Company does not have any material inter-segment sales.

NOTICES TO INVESTORS

UNAUDITED RESULTS: On March 18, 2019 Revlon filed a Form 12b-25 with the SEC, disclosing that it would be unable to file its 2018 Form 10-K by the SEC’s prescribed filing deadline of March 18, 2019. The filing of the Form 12b-25 affords Revlon with an extension period to file its 2018 Form 10-K of at least until March 29, 2019. While Revlon expects to file its 2018 Form 10-K with the SEC by such date, there can be no assurance that it will complete the filing within such extension period. As the audit of the 2018 Form 10-K is yet to be finalized, the Company’s results presented herein are preliminary, unaudited and represent the most current information available to the Company’s management. The preliminary unaudited results included herein have been prepared by, and are the responsibility of, the Company’s management. KPMG LLP, the Company’s independent registered public accounting firm, has not yet expressed an opinion or any other form of assurance with respect to these financial results. The Company’s actual results may differ from the preliminary results due to the completion of the year-end financial closing procedures, review and audit and final adjustments and other developments that may arise between the date of this press release and the time that the Company files its 2018 Form 10-K with the SEC. Accordingly, all amounts in the press release are approximates.

FORWARD-LOOKING STATEMENTS: Statements made in this press release, which are not historical facts, are forward-looking and are provided pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements speak only as of the date they are made and the Company undertakes no obligation to publicly update any forward-looking statement, whether to reflect actual results of operations; changes in financial condition; changes in general U.S. or international economic or industry conditions and/or conditions in the Company’s reportable segments; changes in estimates, expectations or assumptions; or other circumstances, conditions, developments and/or events arising after the issuance of this press release, except for the Company's ongoing obligations under the U.S. federal securities laws. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on preliminary or potentially inaccurate estimates and assumptions that could cause actual results to differ materially from those expected or implied by the estimated financial information. Such forward-looking statements include, among other things: (i) the Company belief in its continued momentum during the fourth quarter of 2018 as it successfully executes on its core strategies and business transformation and being particularly encouraged by strong growth in some of the key areas that the Company has intensely focused on such as e-commerce, Elizabeth Arden skincare, China and Travel Retail; (ii) the Company’s belief that as a result of improved operational performance, its achieving strong Adjusted EBITDA growth during the second half of 2018, and together with the recently-announced 2018 Optimization Program, it is well positioned for long-term success; (iii) the Company’s expectation to disclose in its 2018 Form 10-K that it identified a material weakness in its internal control over financial reporting as of year-end 2018, primarily related to the lack of design and maintenance of effective controls in connection with the previously-disclosed implementation of its enterprise resource planning system in the U.S.; (iv) the Company’s expectation that it will file its 2018 Form 10-K by no later than March 29, 2019, within the 15 calendar-day extension afforded by Rule 12b-25; and (v) the Company’s expectation that these matters will not result in any changes to its financial results. Actual results may differ materially from the Company's forward-looking statements for a number of reasons, including as a result of the risks and other items described in Revlon’s filings with the SEC, including, without limitation, in Revlon’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and any amendments thereto filed with the SEC during 2018 and 2019 (which may be viewed on the SEC’s website at http://www.sec.gov or on Revlon, Inc.’s website at http://www.revloninc.com). Additional important factors that could cause actual results to differ materially from those indicated by the Company’s forward-looking statements include risks, unanticipated circumstances and/or uncertainties relating to: (i) less than expected results from the Company’s core strategies and business transformation and/or unanticipated circumstances or results that may adversely affect the Company's financial performance and growth, such as due to less than effective new product innovation and development and/or greater than expected investments or unanticipated costs to achieve such initiatives, as well as difficulties with, delays in or the Company’s inability to successfully complete the actions underlying the 2018 Optimization Program, in whole or in part, which could result in less than expected operating and financial benefits from such actions, such as difficulties with, delays in or the Company’s inability to generate reductions in its cost base and/or overhead costs, higher than anticipated restructuring charges and/or payments and/or changes in the expected timing of such charges and/or payments, delays in completing the actions underlying the 2018 Optimization Program, which could reduce and/or defer the benefits expected to be realized from such activities, less than anticipated annualized cost reductions from the 2018 Optimization Program and/or changes in the timing of realizing such cost reductions, such as due to less than anticipated resources to fund such activities and/or more than expected costs to achieve the expected cost reductions; (ii) unanticipated circumstances or developments that could affect the Company’s long-term success, including, among other factors, the following: greater than anticipated declines in the brick-and-mortar retail channel or those conditions occurring at a rate faster than anticipated; the Company’s inability to address the pace and impact of the new commercial landscape, such as its inability to further enhance its e-commerce and social media capabilities and/or increase its penetration of e-commerce and social media channels; difficulties, delays and/or the Company's inability to (in whole or in part) develop and implement effective content to enhance its online retail position, improve its consumer engagement across social media platforms and/or transform its technology and data to support efficient management of its digital infrastructure; the Company incurring greater than anticipated levels of expenses and/or debt to facilitate the foregoing objectives, which could result in, among other things, less than anticipated revenues and/or profitability; decreased consumer spending in response to weak economic conditions or weakness in the consumption of beauty products in one or more of the Company's segments; adverse changes in tariffs, foreign currency exchange rates, foreign currency controls and/or government-mandated pricing controls; decreased performance by third-party suppliers, whether due to shortages of raw materials or otherwise, and/or supply disruptions at the Company’s manufacturing facilities; changes in consumer preferences, such as reduced consumer demand for the Company's color cosmetics and other current products, including new product launches; changes in consumer purchasing habits, including with respect to retailer preferences and/or among sales channels, such as due to the continuing consumption declines in core beauty categories in the mass retail channel in North America; lower than expected customer acceptance or consumer acceptance of, or less than anticipated results from, the Company’s existing or new products; higher than expected retail store closures in the brick-and-mortar channels where the Company sells its products, as consumers continue to shift purchases to online and e-commerce channels; higher than expected restructuring costs, severance costs, permanent display costs and/or capital expenditures, including, without limitation, costs and expenses related to the 2018 Optimization Program; higher than expected pension expense and/or cash contributions under its benefit plans, costs related to litigation, advertising, promotional and/or marketing expenses or lower than expected results from the Company’s advertising, promotional, pricing and/or marketing plans; higher than expected sales returns related to any reduction of space by the Company's customers, product discontinuances or otherwise or decreased sales of the Company’s existing or new products; actions by the Company’s customers, such as greater than expected inventory management and/or de-stocking, and greater than anticipated space reconfigurations or reductions in display space and/or product discontinuances or a greater than expected impact from pricing, marketing, advertising and/or promotional strategies by the Company's customers; and/or decreased sales of the Company's products as a result of changes in the competitive environment and increased competitive activities by the Company's competitors, including, among other things, business combinations, technological breakthroughs, implementation of new pricing strategies, new product offerings, increased advertising, promotional and marketing spending and advertising, promotional and/or marketing successes by competitors; (iii) unexpected developments as the audit of the Company’s internal control over financial reporting is completed prior to filing its 2018 Form 10-K, such as the unexpected identification of other additional areas of material weakness in the Company’s internal control over financial reporting as the audit procedures are completed; (iv) unexpected difficulties and/or delays in filing the Company’s 2018 Form 10-K by no later than March 29, 2019; and/or (v) unexpected impacts on the Company’s financial results as the fiscal year 2018 audit procedures are completed. Factors other than those referred to above could also cause Revlon’s results to differ materially from expected results. Additionally, the business and financial materials and any other statement or disclosure on, or made available through, Revlon’s website or other websites referenced herein shall not be incorporated by reference into this press release.

REVLON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(dollars in millions, except share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
	(Unaudited)		(Unaudited)

Net sales	$741.6	$786.6	$2,564.5	$2,693.7
Cost of sales	309.8	327.9	1,117.0	1,152.3
Gross profit	431.8	458.7	1,447.5	1,541.4
Selling, general and administrative expenses	373.4	393.6	1,460.5	1,468.1
Acquisition and integration costs	1.9	12.7	13.9	52.9
Restructuring charges and other, net	6.3	22.1	20.2	33.4
Impairment charge	18.0	10.8	18.0	10.8
Loss on disposal of minority investment	—	—	20.1	—
Operating income (loss)	32.2	19.5	(85.2)	(23.8)

Other expenses:
Interest expense	47.5	39.5	176.6	149.8
Amortization of debt issuance costs	3.9	2.3	13.0	9.1
Foreign currency losses (gains), net	5.1	(1.7)	15.8	(18.5)
Miscellaneous, net	0.7	(2.5)	1.3	(0.7)
Other expenses	57.2	37.6	206.7	139.7

Loss from continuing operations before income taxes	(25.0)	(18.1)	(291.9)	(163.5)
Provision for income taxes	45.3	59.6	2.2	21.8
Loss from continuing operations, net of taxes	(70.3)	(77.7)	(294.1)	(185.3)
Income (loss) from discontinued operations, net of taxes	—	0.8	(0.1)	2.1
Net loss	$(70.3)	$(76.9)	$(294.2)	$(183.2)

Other comprehensive (loss) income:
Foreign currency translation adjustments, net of tax	2.9	3.7	(9.4)	9.0
Amortization of pension related costs, net of tax	1.9	2.0	8.4	8.1
Pension re-measurement, net of tax	(5.5)	1.8	(5.5)	1.8
Pension curtailment, net of tax	—	(0.5)	—	2.1
Reclassification into earnings of accumulated losses from the de-designated 2013 Interest Rate Swap, net of tax	—	0.5	0.7	2.3
Other comprehensive (loss) income, net	(0.7)	7.5	(5.8)	23.3
Total comprehensive loss	$(71.0)	$(69.4)	$(300.0)	$(159.9)

Basic (loss) earnings per common share:
Continuing operations	$(1.33)	$(1.48)	$(5.57)	$(3.52)
Discontinued operations	—	0.02	—	0.04
Net loss	$(1.33)	$(1.46)	$(5.57)	$(3.48)

Diluted (loss) earnings per common share:
Continuing operations	$(1.33)	$(1.48)	$(5.57)	$(3.52)
Discontinued operations	—	0.02	—	0.04
Net loss	$(1.33)	$(1.46)	$(5.57)	$(3.48)

Weighted average number of common shares outstanding:
Basic	52,856,448	52,635,051	52,797,686	52,597,582
Diluted	52,856,448	52,635,051	52,797,686	52,597,582

REVLON, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
(dollars in millions)

	December 31,	December 31,
	2018	2017
	(Unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$87.3	$87.1
Trade receivables, net	431.3	444.8
Inventories	523.2	497.9
Prepaid expenses and other current assets	152.0	113.4
Total current assets	1,193.8	1,143.2
Property, plant and equipment, net	354.5	372.7
Deferred income taxes	131.8	138.0
Goodwill	673.9	692.5
Intangible assets, net	532.0	592.1
Other assets	130.8	118.4
Total assets	$3,016.8	$3,056.9

LIABILITIES AND STOCKHOLDERS' DEFICIENCY
Current liabilities:
Short-term borrowings	$9.3	$12.4
Current portion of long-term debt	348.1	170.2
Accounts payable	332.1	336.9
Accrued expenses and other current liabilities	430.9	412.8
Total current liabilities	1,120.4	932.3
Long-term debt	2,727.7	2,653.7
Long-term pension and other post-retirement plan liabilities	169.0	172.8
Other long-term liabilities	56.5	68.5
Total stockholders' deficiency	(1,056.8)	(770.4)
Total liabilities and stockholders' deficiency	$3,016.8	$3,056.9

REVLON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in millions)
	Year Ended
	December 31,
	2018	2017
	(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(294.2)	$(183.2)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	177.2	155.8
Foreign currency losses (gains) from re-measurement	15.8	(22.5)
Amortization of debt discount	1.4	1.2
Stock-based compensation amortization	17.2	6.8
Impairment charge	18.0	10.8
Provision for deferred income taxes	1.7	22.6
Amortization of debt issuance costs	13.0	9.1
Non-cash loss on disposal of minority investment	18.6	—
Loss on sale of certain assets	0.8	1.6
Pension and other post-retirement cost	2.6	1.5
Change in assets and liabilities:
Increase in trade receivables	(0.3)	(9.9)
Increase in inventories	(36.4)	(63.0)
Increase in prepaid expenses and other current assets	(42.8)	(21.2)
Increase in accounts payable	1.6	26.8
Increase in accrued expenses and other current liabilities	23.9	12.3
Pension and other post-retirement plan contributions	(8.8)	(8.5)
Purchases of permanent displays	(80.7)	(65.5)
Other, net	0.6	(14.0)
Net cash used in operating activities	(170.8)	(139.3)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(57.2)	(108.3)
Net cash used in investing activities	(57.2)	(108.3)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net (decrease) increase in short-term borrowings and overdraft	(1.1)	3.3
Net borrowings under the 2016 Revolving Credit Facility	178.0	157.0
Net borrowings under the 2018 Foreign Asset-Based Term Loan	88.9	—
Repayments under the 2016 Term Loan Facility	(18.0)	(18.0)
Payment of financing costs	(9.7)	(1.2)
Tax withholdings related to net share settlements of restricted stock units and awards	(3.6)	(2.5)
Other financing activities	(1.4)	(1.7)
Net cash provided by financing activities	233.1	136.9
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(5.0)	11.3
Net increase (decrease) in cash, cash equivalents and restricted cash	0.1	(99.4)
Cash, cash equivalents and restricted cash at beginning of period	87.4	186.8
Cash, cash equivalents and restricted cash at end of period	$87.5	$87.4
Supplemental schedule of cash flow information:
Cash paid during the period for:
Interest	$163.7	$149.1
Income taxes, net of refunds	16.0	0.4

REVLON, INC. AND SUBSIDIARIES
EBITDA AND ADJUSTED EBITDA RECONCILIATION
(dollars in millions)

	Three Months Ended December 31,
	2018	2017
	(Unaudited)

Reconciliation to net loss:

Net loss	$(70.3)	$(76.9)
(Loss) income from discontinued operations, net of taxes	—	0.8
Loss from continuing operations, net of taxes	(70.3)	(77.7)

Interest expense	47.5	39.5
Amortization of debt issuance costs	3.9	2.3
Foreign currency losses (gains), net	5.1	(1.7)
Provision for income taxes	45.3	59.6
Depreciation and amortization	57.8	44.1
Miscellaneous, net	0.7	(2.5)

EBITDA	$90.0	$63.6

Non-operating items:
Non-cash stock compensation expense	2.4	0.9
Restructuring and related charges	8.3	22.2
Acquisition and integration costs	1.9	12.7
Oxford SAP disruption-related charges	4.0	—
Impairment charge	18.0	10.8
Elizabeth Arden 2016 Business Transformation program	—	0.3

Adjusted EBITDA	$124.6	$110.5

	Year Ended December 31,
	2018	2017
	(Unaudited)

Reconciliation to net loss:

Net loss	$(294.2)	$(183.2)
(Loss) income from discontinued operations, net of taxes	(0.1)	2.1
Loss from continuing operations, net of taxes	(294.1)	(185.3)

Interest expense	176.6	149.8
Amortization of debt issuance costs	13.0	9.1
Foreign currency losses (gains), net	15.8	(18.5)
Provision for income taxes	2.2	21.8
Depreciation and amortization	177.2	155.8
Miscellaneous, net	1.3	(0.7)

EBITDA	$92.0	$132.0

Non-operating items:
Non-cash stock compensation expense	17.2	6.8
Restructuring and related charges	23.1	34.5
Acquisition and integration costs	13.9	52.9
Oxford SAP disruption-related charges	53.6	—
Impairment charge	18.0	10.8
Loss on disposal of minority investment	20.1	—
Elizabeth Arden inventory purchase accounting adjustment, cost of sales	—	17.2
Deferred compensation	—	2.0
Elizabeth Arden 2016 Business Transformation program	—	1.1

Adjusted EBITDA	$237.9	$257.3

REVLON, INC. AND SUBSIDIARIES
SEGMENT PROFIT, ADJUSTED EBITDA AND ADJUSTED OPERATING LOSS RECONCILIATION
(dollars in millions)

	Three Months Ended December 31,
	2018	2017
	(Unaudited)

Segment Net Sales:
Revlon	$261.4	$301.5
Elizabeth Arden	156.3	132.2
Portfolio	144.1	154.6
Fragrances	179.8	198.3
Total Segment Net Sales	$741.6	$786.6

Segment Profit:
Revlon	$54.0	$82.0
Elizabeth Arden	22.1	4.6
Portfolio	13.7	0.4
Fragrances	34.8	23.5
Total Segment Profit/Adjusted EBITDA	$124.6	$110.5

Reconciliation to loss from continuing operations before income taxes:
Loss from continuing operations before income taxes	$(25.0)	$(18.1)

Interest expense	47.5	39.5
Amortization of debt issuance costs	3.9	2.3
Foreign currency losses (gains), net	5.1	(1.7)
Miscellaneous, net	0.7	(2.5)
Operating income	32.2	19.5

Non-operating items:
Restructuring and related charges	8.3	22.2
Acquisition and integration costs	1.9	12.7
Oxford SAP disruption-related charges	4.0	—
Impairment charge	18.0	10.8
Elizabeth Arden 2016 Business Transformation program	—	0.3
Adjusted Operating income	64.4	65.5

Non-cash stock compensation expense	2.4	0.9
Depreciation and amortization	57.8	44.1

Adjusted EBITDA	$124.6	$110.5

REVLON, INC. AND SUBSIDIARIES
SEGMENT PROFIT, ADJUSTED EBITDA AND ADJUSTED OPERATING LOSS RECONCILIATION
(dollars in millions)

	Year Ended December 31,
	2018	2017
	(Unaudited)

Segment Net Sales:
Revlon	$998.3	$1,089.3
Elizabeth Arden	490.2	433.8
Portfolio	564.6	592.5
Fragrances	511.4	578.1
Total Segment Net Sales	$2,564.5	$2,693.7

Segment Profit:
Revlon	$129.6	$180.1
Elizabeth Arden	24.4	6.9
Portfolio	7.9	8.1
Fragrances	76.0	62.2
Total Segment Profit/Adjusted EBITDA	$237.9	$257.3

Reconciliation to loss from continuing operations before income taxes:
Loss from continuing operations before income taxes	$(291.9)	$(163.5)

Interest expense	176.6	149.8
Amortization of debt issuance costs	13.0	9.1
Foreign currency losses (gains), net	15.8	(18.5)
Miscellaneous, net	1.3	(0.7)
Operating loss	(85.2)	(23.8)

Non-operating items:
Restructuring and related charges	23.1	34.5
Acquisition and integration costs	13.9	52.9
Oxford SAP disruption-related charges	53.6	—
Loss on disposal of minority investment	20.1	—
Elizabeth Arden inventory purchase accounting adjustment, cost of sales	—	17.2
Impairment charge	18.0	10.8
Deferred compensation	—	2.0
Elizabeth Arden 2016 Business Transformation program	—	1.1
Adjusted Operating income	43.5	94.7

Non-cash stock compensation expense	17.2	6.8
Depreciation and amortization	177.2	155.8

Adjusted EBITDA	$237.9	$257.3

REVLON, INC. AND SUBSIDIARIES
ADJUSTED NET SALES RECONCILIATION
(dollars in millions)

	Three Months Ended
	December 31,
	2018	2017
	(Unaudited)

Net Sales	$741.6	$786.6

Non-operating items:
Oxford SAP disruption-related charges	1.4	—

Adjusted Net Sales	$743.0	$786.6

	Year Ended
	December 31,
	2018	2017
	(Unaudited)

Net Sales	$2,564.5	$2,693.7

Non-operating items:
Oxford SAP disruption-related charges	11.5	—

Adjusted Net Sales	$2,576.0	$2,693.7

REVLON, INC. AND SUBSIDIARIES
ADJUSTED GROSS PROFIT RECONCILIATION
(dollars in millions)

	Three Months Ended December 31,
	2018	2017
	(Unaudited)

Gross Profit	$431.8	$458.7

Non-operating items:
Restructuring and related charges	—	0.4
Oxford SAP disruption-related charges	4.0	—

Adjusted Gross Profit	$435.8	$459.1

	Year Ended December 31,
	2018	2017
	(Unaudited)

Gross Profit	$1,447.5	$1,541.4

Non-operating items:
Restructuring and related charges	0.4	0.9
Oxford SAP disruption-related charges	53.6	—
Elizabeth Arden inventory purchase accounting adjustment, cost of sales	—	17.2
Elizabeth Arden 2016 Business Transformation program	—	0.3

Adjusted Gross Profit	$1,501.5	$1,559.8

REVLON, INC. AND SUBSIDIARIES
ADJUSTED NET LOSS AND ADJUSTED DILUTED LOSS PER SHARE RECONCILIATION
(dollars in millions, except share and per share amounts)

	Three Months Ended December 31,
	2018	2017
	(Unaudited)

Reconciliation to net loss and diluted loss per share:
Net loss	$(70.3)	$(76.9)

Non-operating items (after-tax):
Restructuring and related charges	6.6	15.5
Acquisition and integration costs	1.3	8.6
Oxford SAP disruption-related charges	3.1	—
Impairment charge	13.6	7.4
Elizabeth Arden 2016 Business Transformation program	—	0.2

Adjusted net income (loss)	$(45.7)	$(45.2)

Net income (loss):
Diluted loss per common share	(1.33)	(1.46)
Adjustment to diluted loss per common share	0.47	0.60
Adjusted diluted earnings (loss) per common share	$(0.86)	$(0.86)

U.S. GAAP weighted average number of common shares outstanding:
Diluted	52,856,448	52,635,051

	Year Ended December 31,
	2018	2017
	(Unaudited)

Reconciliation to net loss and diluted loss per share:
Net loss	$(294.2)	$(183.2)

Non-operating items (after-tax):
Restructuring and related charges	18.8	24.8
Acquisition and integration costs	10.7	34.2
Oxford SAP disruption-related charges	40.7	—
Loss on disposal of minority investment	15.5	—
Elizabeth Arden inventory purchase accounting adjustment, cost of sales	—	12.7
Impairment charge	13.6	7.4
Deferred compensation	—	2.0
Elizabeth Arden 2016 Business Transformation program	—	0.7

Adjusted net loss	$(194.9)	$(101.4)

Net (loss) income:
Diluted loss per common share	(5.57)	(3.48)
Adjustment to diluted loss per common share	1.88	1.55
Adjusted diluted (loss) earnings per common share	$(3.69)	$(1.93)

U.S. GAAP weighted average number of common shares outstanding:
Diluted	52,797,686	52,597,582

REVLON, INC. AND SUBSIDIARIES
FREE CASH FLOW RECONCILIATION
(dollars in millions)

	Year Ended December 31,
	2018	2017
	(Unaudited)

Reconciliation to net cash used in operating activities:

Net cash used in operating activities	$(170.8)	$(139.3)

Less capital expenditures	(57.2)	(108.3)

Free cash flow	$(228.0)	$(247.6)

CONTACT:
Investor Relations:
212-527-5230 or Eric.warren@revlon.com